Exhibit 99.1

PHARMACOPEIA AND SCHERING-PLOUGH EXTEND COLLABORATIONS

Princeton, NJ, September 28, 2006—Pharmacopeia (NASDAQ: PCOP), an innovator in the discovery and development of novel small molecule therapeutics, today announced an agreement to extend its collaboration with Schering-Plough until April of 2007.  Within this most recent collaboration between the companies, initiated in 2003, research support to Pharmacopeia from Schering-Plough had been due to end in October of 2006.

The terms of the agreement extension call for Schering-Plough to continue to pay Pharmacopeia research funding for ten full-time chemistry employees until April of 2007 and, as before, to pay pre-clinical, clinical and regulatory milestones to the extent therapeutic candidates that result from the collaboration advance through development and toward commercialization.  Further, Pharmacopeia will continue to be entitled to receive royalty payments on sales of any therapeutic products resulting from the collaboration.

The goal of the collaboration has been, and will continue to be during the extended research term, to deliver development-ready therapeutic candidates for the Schering-Plough pipeline.  The companies agreed to extend the collaboration to continue to advance one of the ongoing programs toward this goal.

“Schering-Plough has been an excellent and valued collaborator for Pharmacopeia over more than a decade,” stated Les Browne, Ph.D., President and Chief Executive Officer of Pharmacopeia. “While we expect to wind-down the research collaboration after this extension, enabling Pharmacopeia to redeploy resources, it is clearly advantageous for both companies if we harness the considerable knowledge-base built up by Pharmacopeia scientists to attempt to bring the remaining collaboration program forward to development.”

Pharmacopeia’s most advanced internal program is a dual-acting angiotensin and endothelin receptor antagonist (DARA) for hypertension and diabetic nephropathy that is currently in preclinical development. Pharmacopeia’s internal programs in advanced optimization are: JAK3 inhibitors (immunomodulators for multiple potential indications, including transplant rejection, psoriasis and rheumatoid arthritis); CCR1 antagonists (with potential in inflammatory diseases such as rheumatoid arthritis and multiple sclerosis); adenosine A2A antagonists (with potential in neurodegenerative diseases, including Parkinson’s and Alzheimer’s); and αvß3/αvß5 inhibitors (with potential to block angiogenesis in cancer and inflammation).

Pharmacopeia currently has eleven partnered compounds in development with major pharmaceutical or biotechnology companies.  Five of these compounds (representing four partnered, therapeutic programs) are currently in Phase I clinical trials for rheumatoid arthritis, an allergy/asthma indication, chronic obstructive pulmonary disease (COPD) and oncology.  Six compounds are in preclinical development.  Pharmacopeia will receive milestone payments for those programs that successfully advance through clinical development and royalties on the sales of any compounds that are commercialized.

ABOUT PHARMACOPEIA

Pharmacopeia is committed to creating and delivering novel therapeutics to address significant medical needs using proprietary technologies and processes. The Company is advancing multiple internal programs towards validation in clinical trials.  Pharmacopeia’s later stage portfolio currently comprises multiple partnered programs that have been advanced into clinical trials with further programs in preclinical development. The Company also has several internal programs—one in preclinical development and several in advanced optimization—as well as multiple partnered programs in discovery that are expected to drive the Company’s clinical portfolio in the future.

Contact:
Brian M. Posner Executive Vice President & Chief Financial Officer
(609) 452-3643
irreq@pcop.com

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This press release, and oral statements made with respect to information contained in this press release, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include those which express plan, anticipation, intent, contingency or future development and/or otherwise are not statements of historical fact. These statements are based upon management’s current expectations and are subject to risks and uncertainties, known and unknown, which could cause actual results and developments to differ materially from those expressed or implied in such statements. These forward-looking statements include, but are not limited to, statements about the successful implementation of Pharmacopeia’s strategic plans, Pharmacopeia’s plans to develop its DARA program and file an IND with respect to the program, Pharmacopeia’s ability to successfully perform under its new collaborations with Cephalon and GlaxoSmithKline, Pharmacopeia’s ability to build its pipeline of novel drug candidates through its own internally-funded drug discovery programs, third party collaborations and in-licensing, the continuation and funding level of such continuation of Pharmacopeia’s existing drug discovery collaborations with Schering-Plough and N.V. Organon, Pharmacopeia’s intentions regarding the establishment of new drug discovery collaborations with leading pharmaceutical and biotechnology organizations, Pharmacopeia’s expectations concerning the development priorities of its collaborators and their ability to successfully develop compounds, Pharmacopeia’s ability to raise additional capital, Pharmacopeia’s anticipated operating results, financial condition, liquidity and capital resources, Pharmacopeia’s expectations concerning the legal protections afforded by U.S. and international patent law, additional competition, and changes in economic conditions.

Further information about these and other relevant risks and uncertainties may be found in Pharmacopeia’s Reports on Form 8-K, 10-Q and 10-K filed with the U.S. Securities and Exchange Commission. Pharmacopeia urges you to carefully review and consider the disclosures found in its filings which are available in the SEC EDGAR database at http://www.sec.gov and from Pharmacopeia at http://www.pharmacopeia.com.  All forward-looking statements in this press release and oral statements made with respect to information contained in this press release are qualified entirely by the cautionary statements included in this press release and such filings. These risks and uncertainties could cause actual results to differ materially from results expressed or implied by such forward-looking statements. These forward-looking statements speak only as of the date of this press release. Pharmacopeia undertakes no obligation to (and expressly disclaims any such obligation to) publicly update or revise the statements made herein or the risk factors that may relate thereto whether as a result of new information, future events, or otherwise.